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                                                               Exhibit 23.1



      CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-130926) of DRS Technologies, Inc. of our report dated January 9, 2006 relating to the consolidated financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Engineered Support Systems, Inc., which appears in the Current Report on Form 8-K of DRS Technologies, Inc. dated January 13, 2006.




PricewaterhouseCoopers LLP
St. Louis, Missouri
January 13, 2006